Exhibit 10.2

AMENDMENT NO. 1

TO THE AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

Amendment No. 1, dated as of May 1, 2004, to the Amended and Restated Executive Employment Agreement, dated as of May 1, 2004 (the “Executive Employment Agreement”), by and between Hi-Tech Pharmacal Co., Inc. (the “Corporation”) and David S. Seltzer (the “Executive”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Executive Employment Agreement.

WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend the Executive Employment Agreement.

NOW, THEREFORE, the parties hereto mutually agree as follows:

Section 1. Section 4.1. of the Executive Employment Agreement is hereby amended by deleting the words “Base Salary equal to Three Hundred and Fifty Thousand ($350,000) Dollars” and substituting in lieu thereof the words “Base Salary equal to Three Hundred and Eighty-Two Thousand Eight Hundred and Eighty-Four ($382,884) Dollars”.

Section 2. Except as modified by the Amendment No. 1, in all other respects the Executive Employment Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Executive Employment Agreement as of the date set forth above.

HI-TECH PHARMACAL CO., INC.

By:	/S/ BERNARD SELTZER
Bernard Seltzer

/S/ DAVID S. SELTZER
David S. Seltzer